Exhibit 99.1
BigBear.ai Announces First Quarter 2022 Financial Results

•Revenue of $36.4 million for the quarter ended March 31, 2022
•Gross margin of 27% for the quarter ended March 31, 2022
•Analytics segment adjusted gross margin of 47% for the quarter ended March 31, 2022
•Closed on the acquisition of ProModel Corporation on April 7, 2022
•Fully settled the Forward Share Purchase Agreement obligations by repurchasing approximately 10 million shares of common stock during the first quarter
•Won 11 new contracts; ending total backlog of $459 million
•Reaffirmed 2022 financial outlook

COLUMBIA, MD – May 9, 2022 – BigBear.ai Holdings, Inc. (NYSE: BBAI) (“BigBear.ai” or the “Company”), a leader in AI-powered analytics and cyber engineering solutions, today announced financial results for the first quarter of 2022.

“We continued to build momentum during the first quarter as we transition from a stable and profitable services-led company into a high growth, high margin technology-first company. We are making strategic investments to attract talent and expand our portfolio, including the addition of industry-leading modeling applications with our ProModel acquisition, which complements our own AI-based product innovation,” said BigBear.ai CEO Dr. Reggie Brothers. “With clear evidence that AI is becoming a priority for organizations across all sectors, we are capitalizing on this large and growing addressable market by making AI-powered decision support technology accessible and scalable for a wider range of companies.”

Dr. Brothers continued, “Our first quarter commercial revenue surpassed total commercial revenue for the prior year, and we expect growth to accelerate throughout the remainder of the year. Additionally, the ProModel acquisition significantly advances our commercial market strategy, adding hundreds of new, global customers – including several Fortune 500 customers – across key vertical industries such as manufacturing, healthcare, and shipbuilding.”

“The Consolidated Appropriations Act of 2022, signed in March with approximately $33 billion of increased spending at the Department of Defense, acknowledges the need to accelerate the deployment of AI for national intelligence and defense. We expect the new bill, coupled with a gradual abatement of government contracting delays, to drive increased Federal activity throughout the remainder of the year and into 2023, opening the door for additional opportunities and further strengthening our backlog,” said Dr. Brothers.

Financial Highlights
•Revenue of $36.4 million, compared to $35.6 million for the first quarter of 2021
*Refer to the “Non-GAAP Financial Measures and Related Information” section in this press release.

•Analytics revenue increased $2.0 million, or 11%, as compared to the same period in 2021, primarily driven by growing sales to commercial customers
•Gross margin of 27%, compared to 29% for the first quarter of 2021
•Non-GAAP adjusted gross margin of 47% for the Analytics segment compared to 49% for the first quarter of 2021. The decrease was primarily due to investments on a lower margin prototype contract that represents our largest contract pursuit in 2022
•Non-GAAP adjusted gross margin of 22% for the Cyber & Engineering segment, compared to 23% for the first quarter of 2021
•Net loss of $18.8 million, compared to $2.4 million for the first quarter of 2021, primarily driven by increased stock-based compensation expense, commercial start-up costs, non-recurring integration costs, and transaction costs related to the acquisition of ProModel Corporation
•Non-GAAP adjusted EBITDA* of $(2.9) million, compared to $2.7 million for the first quarter of 2021, primarily driven by increased investment in research and development as well as increased selling, general and administrative costs, largely driven by public company requirements
•Ending backlog of $459 million

"I’m particularly pleased with our ability to manage our long-term growth investments in the first quarter, despite operating under a Continuing Resolution for most of the period,” said BigBear.ai CFO Josh Kinley. “Our commercial go-to-market strategy remains a top priority, but investors also want to know companies can control costs during challenging times. Additionally, our growing commercial analytics revenue helped expand gross margin in the quarter. I’m happy to report we remain on track with our 2022 projections of roughly 30% revenue growth with continued gross margin expansion. Overall, I’m pleased with our progress, which underscores the strength of our underlying business.”

Dr. Brothers concluded, “We fully expect the BigBear.ai transformation and growth story to continue throughout 2022. Favorable shifts in the government contracting environment and the rapid expansion into the commercial market via the ProModel acquisition bode well for the company. Our first full year as a publicly traded company is off to a strong start, and we look forward to continued progress and growth throughout the year.”

Financial Outlook

The following information and other sections of this release contain forward-looking statements, which are based on the Company’s current expectations. Actual results may differ materially from those projected. It is the Company’s practice not to incorporate adjustments into its financial outlook for proposed acquisitions, divestitures, changes in law, or new accounting standards until such items have been consummated, enacted, or adopted. For additional factors that may impact the Company’s actual results, refer to the “Forward-Looking Statements” section in this release.

*Refer to the “Non-GAAP Financial Measures and Related Information” section in this press release.

For the year-ended December 31, 2022, the Company continues to project:
•Revenue between $175 million and $205 million, including approximately $20 million of commercial revenue

The Company notes that 2022 projections reflect known impacts from the COVID-19 pandemic based on the Company’s understanding at the time of this news release and its experience to date. Internal analysis of federal solicitations in the Company’s market showed that the time between solicitation and contract award increased from 290 days to more than 600 days between 2019 and 2021. COVID-19 led to delays in government contract awards in 2020 and 2021, and the Company cannot predict how the pandemic will evolve or what impact it will continue to have.

Although the Company does provide guidance for adjusted EBITDA* (which is a non-GAAP financial measure), it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. As a result, no GAAP guidance or reconciliation of the Company’s adjusted EBITDA* guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future GAAP financial results. The outlook is based on certain assumptions that are subject to the risk factors discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”).

*Refer to the “Non-GAAP Financial Measures and Related Information” section in this press release.

Summary of Results for the Quarters Ended
March 31, 2022 and March 31, 2021
(Unaudited)

	Quarters Ended
$ thousands (expect per share amounts)	March 31, 2022	March 31, 2021
Revenues	$36,390	$35,570
Cost of revenues	26,523	25,290
Gross margin	9,867	10,280
Operating expenses:
Selling, general and administrative	22,020	10,114
Research and development	2,874	928
Transaction expenses	1,399	—
Operating loss	(16,426)	(762)
Net decrease in fair value of derivatives	(1,263)	—
Interest expense	3,555	1,860
Other expense (income)	30	(1)
Loss before taxes	(18,748)	(2,621)
Income tax expense (benefit)	77	(184)
Net loss	$(18,825)	$(2,437)

Basic and diluted net loss per share	$(0.14)	$(0.02)

EBITDA* and Adjusted EBITDA* for the Quarters Ended
March 31, 2022 and March 31, 2021
(Unaudited)

	Quarters Ended
$ thousands	March 31, 2022	March 31, 2021
Net loss	$(18,825)	$(2,437)
Interest expense	3,555	1,860
Income tax expense (benefit)	77	(184)
Depreciation and amortization	1,772	1,921
EBITDA	(13,421)	1,160
Adjustments:
Equity-based compensation [1]	3,858	25
Net decrease in fair value of derivatives [2]	(1,263)	—
Capital market advisory fees [3]	703	1,540
Non-recurring integration costs [4]	2,375	—
Commercial start-up costs [5]	3,427	—
Transaction expenses [6]	1,399	—
Adjusted EBITDA	$(2,922)	$2,725

1	Equity-based compensation includes approximately $2.7 million related to legacy equity compensation plans.
2	The decrease in fair value of derivatives primarily relates to the changes in the fair value of certain Forward Share Purchase Agreements (FPAs) that were entered into prior to the closing of the Business Combination and were fully settled during the first quarter of 2022.
3	The Company incurred capital market and advisory fees related to advisors assisting with the Business Combination.
4	Non-recurring internal integration costs related to the Business Combination.
5	Commercial start-up costs includes certain non-recurring expenses associated with tailoring the Company’s software products for commercial customers and use cases.
6	Transaction expenses related to the acquisition of ProModel Corporation, which closed on April 7, 2022.

*Refer to the “Non-GAAP Financial Measures and Related Information” section in this press release.

Consolidated Balance Sheets as of
March 31, 2022 and December 31, 2021
(Unaudited)

$ in thousands	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$59,978	$68,900
Restricted cash	—	101,021
Accounts receivable, less allowance for doubtful accounts	26,624	28,605
Contract assets	2,934	628
Prepaid expenses and other current assets	6,601	7,028
Total current assets	96,137	206,182
Non-current assets:
Property and equipment, net	1,335	1,078
Goodwill	91,636	91,636
Intangible assets, net	81,976	83,646
Other non-current assets	741	780
Total assets	$271,825	$383,322

Liabilities and equity
Current liabilities:
Accounts payable	$6,625	$5,475
Short-term debt, including current portion of long-term debt	3,074	4,233
Accrued liabilities	17,042	10,735
Contract liabilities	2,792	4,207
Derivative liabilities	—	44,827
Other current liabilities	623	541
Total current liabilities	30,156	70,018
Non-current liabilities:
Long-term debt, net	190,853	190,364
Deferred tax liabilities	422	248
Other non-current liabilities	343	324
Total liabilities	221,774	260,954

Stockholders’ equity:
Common stock	14	14
Additional paid-in capital	257,602	253,744
Treasury stock, at cost 9,952,803 shares at March 31, 2022 and — shares at December 31, 2021	(57,350)	—
Accumulated deficit	(150,215)	(131,390)
Total stockholders’ equity	50,051	122,368
Total liabilities and stockholders’ equity	$271,825	$383,322

Consolidated Statements of Cash Flows for the Quarters Ended
March 31, 2022 and March 31, 2021
(Unaudited)

	Quarters Ended
$ in thousands	March 31, 2022	March 31, 2021
Cash flows from operating activities:
Net loss	$(18,825)	$(2,437)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	1,772	1,921
Amortization of debt issuance costs	523	143
Equity-based compensation expense	3,858	25
Deferred income tax expense (benefit)	174	(202)
Net decrease in fair value of derivatives	(1,263)	—
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	1,981	(1,442)
(Increase) decrease in contract assets	(2,306)	897
Decrease (increase) in prepaid expenses and other assets	432	(653)
Increase in accounts payable	1,150	174
Increase in accrued liabilities	6,307	2,316
(Decrease) increase in contract liabilities	(1,415)	130
Increase in other liabilities	83	21
Net cash (used in) provided by operating activities	(7,529)	893
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	(224)
Purchases of property and equipment	(359)	(170)
Net cash used in investing activities	(359)	(394)
Cash flows from financing activities:
Repurchase of shares as a result of forward share purchase agreements	(100,896)	—
Repayment of short-term borrowings	(1,159)	—
Repayment of term loan	—	(275)
Net cash used in financing activities	(102,055)	(275)
Net (decrease) increase in cash and cash equivalents and restricted cash	(109,943)	224
Cash and cash equivalents and restricted cash at the beginning of period	169,921	9,704
Cash and cash equivalents and restricted cash at the end of the period	$59,978	$9,928

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding BigBear.ai’s industry, future events, and other statements that are not historical facts. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of BigBear.ai’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by you or any other investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; risks related to the uncertainty of the projected financial information (including on a segment reporting basis); risks related to delays caused by factors outside of our control, including changes in fiscal or contracting policies or decreases in available government funding; changes in government programs or applicable requirements; budgetary constraints, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies; influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers; potential delays or changes in the government appropriations or procurement processes, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics, such as the recent coronavirus outbreak; and increased or unexpected costs or unanticipated delays caused by other factors outside of our control, such as performance failures of our subcontractors; risks related to the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to issue equity or equity-linked securities in the future, and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that BigBear.ai presently does not know or that BigBear.ai currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect BigBear.ai’s expectations, plans or forecasts of future events and views as of the date of this release. BigBear.ai anticipates that subsequent events and developments will cause BigBear.ai’s assessments to change. However, while BigBear.ai may elect to update these forward-looking statements at some point in the future, BigBear.ai specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

The financial information and data contained in this press release is unaudited. Some of the financial information and data contained in this press release, such as Adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of BigBear.ai’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare BigBear.ai’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time

Adjusted EBITDA is defined as of any date of calculation, the consolidated pro forma earnings of the Company and its subsidiaries, before finance income and finance cost (including bank charges), tax, depreciation and amortization calculated from the audited consolidated financial statements of such party and its subsidiaries (prepared in accordance with GAAP), transaction fees and other non-recurring costs. Similar excluded expenses may be incurred in future periods when calculating these measures. BigBear.ai believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. BigBear.ai believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends and in comparing BigBear.ai’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. This non-GAAP financial measure should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures.

Management uses EBITDA and adjusted EBITDA as a non-GAAP performance measure which is defined in the accompanying tables and is reconciled to earnings (loss) before taxes.

We present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure in the tables above.

Conference Call / Webcast Information

BigBear.ai will host its earnings results conference call and audio webcast (listen-only mode) on Monday, May 9, 2022 at 5:00 p.m. ET. The earnings conference call can be accessed by calling 877-485-3107 (toll-free) or 201-689-8427 (toll). The listen-only audio webcast of the call will be available on the BigBear.ai Investor Relations website: https://ir.bigbear.ai. For those who are unable to listen to the live event, a replay will be available for two weeks following the event by dialing 877-660-6853 (toll-free) or 201-612-7415 (toll) and entering the access code 13729299. To access the webcast replay, visit https://ir.bigbear.ai.

About BigBear.ai

BigBear.ai delivers AI-powered analytics and cyber engineering solutions to support mission-critical operations and decision-making in complex, real-world environments. BigBear.ai's customers, which include the US Intelligence Community, as well as customers in manufacturing, logistics, commercial space, and other sectors, rely on BigBear.ai's solutions to see and shape their world through reliable, predictive insights and goal-oriented advice. Headquartered in Columbia, Maryland, BigBear.ai has additional locations in Virginia, Massachusetts, Michigan, Alabama, Pennsylvania, Utah and California. For more information, visit: https://bigbear.ai and follow us on Twitter: @BigBearai.

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Contacts

BigBear.ai
Tyler Sigmon
443-430-2622
Tyler.Sigmon@bigbear.ai

Reevemark
Paul Caminiti/Delia Cannan/Pam Greene
212-433-4600
bigbear.ai@reevemark.com
or
investors@bigbear.ai